Exhibit 99.1

PACCAR Inc Public Affairs Department P.O. Box 1518 Bellevue, WA 98009
Contact:	Robin Easton
(425) 468-7676

FOR IMMEDIATE RELEASE

PACCAR Announces Strong Sales and Record First Quarter Earnings

Environmental Initiatives Set Industry Standard

PACCAR Increases Quarterly Dividend 25 Percent

April 24, 2007, Bellevue, Washington — “PACCAR Inc reported excellent revenues and record first quarter net income for the first quarter of 2007,” said Mark C. Pigott, chairman and chief executive officer.  “PACCAR’s balanced global diversification has benefited from a strengthened Eurozone economy and steady GDP growth in North America, in combination with the growth of aftermarket parts and financial services,” added Pigott.  “PACCAR’s business outside the U.S., which is over 50 percent of the company’s total revenues, is making a major contribution to the excellent performance, and is providing a counter-cyclical balance to slower business in North America.”

PACCAR has reduced production levels in its U.S. and Canadian facilities to reflect lower industry demand, which has been impacted by higher-cost 2007 emission engines.  “The lower demand and proactive build rate adjustments will have a dampening effect on company financial results until the industry absorbs new vehicles purchased in 2006,” said Pigott.

PACCAR earned $365.6 million ($1.46 per diluted share) for the first quarter of 2007 compared to $342.0 million ($1.35 per diluted share) earned in the first quarter last year.  First quarter net sales and financial services revenues were $3.98 billion, 3 percent higher than the $3.85 billion reported for the comparable period in 2006.

Quarterly Dividend Increased 25 Percent

The PACCAR Board of Directors approved an increase to the regular quarterly dividend from $.20 (twenty cents) per share to $.25 (twenty-five cents) per share, effective with the dividend payment on June 5, 2007, for shareholders of record on May 18, 2007.  PACCAR has increased its quarterly dividend by an average of 18 percent per year during the last decade.  “PACCAR’s regular quarterly dividend, combined with its special dividend, has delivered outstanding yields to its shareholders for over 50 years,” said Mark Pigott.  “PACCAR is committed to increasing its regular quarterly dividend as a percent of the total dividend paid to shareholders.”  PACCAR has paid a dividend every year since 1941.

Financial Highlights — First Quarter 2007

Highlights of PACCAR’s financial results during the first quarter of 2007 include:

•                                Consolidated sales and revenues of $3.98 billion.

•                                Record first quarter net income of $365.6 million.

•                                After-tax return on revenues of 9.2 percent.

•                                Financial Services income before income tax of $65.6 million on record assets of $10 billion.

•                                SG&A expense ratio at 3.2 percent of sales.

PACCAR sells into 100 countries and the company’s high-quality products and services have earned a reputation for innovation and excellent life-cycle costs.  PACCAR’s revenues reflect robust global markets contributing to the company’s profit growth of more than 600 percent in the last decade.

Share Repurchase Update

During the first quarter of 2007, PACCAR repurchased 719,304 of its common shares for $48.2 million under a $300 million share repurchase authorization from its Board of Directors.  “Over the past 15 months, PACCAR has bought approximately 6.9 million shares (split adjusted) for a total investment of over $350 million,” noted Mike Tembreull, vice chairman.  “PACCAR’s share repurchases reflect the Board’s confidence in the company’s successful global business strategy and excellent long-term growth.”  PACCAR has achieved an average annual total shareholder return for the last ten years of 27.2 percent compared to 8.7 percent for the S&P 500 Index.  The company’s stock, including reinvested dividends, has outperformed the S&P 500 Index for the previous one-, three-, five- and ten-year time periods.

New Infrastructure Investments

In January 2007, PACCAR announced plans to build a $400 million engine manufacturing and assembly facility in the Southeast United States.  Construction of the 400,000-square-foot facility will begin in mid-2007 and is due to be completed in 2009.  This investment complements the company’s state-of-the-art engine factory in the Netherlands and will enable the company to manufacture 12.9L and 9.2L PACCAR engines for use in Kenworth, Peterbilt and DAF vehicles.  Jim Cardillo, executive vice president, said, “PACCAR appreciates the very professional approach with which the states in the Southeast United States responded to this major economic investment opportunity.  We look forward to constructing a world-class, high-technology engine facility.”

PACCAR Parts opened its new state-of-the-art 260,000-square-foot parts distribution center (PDC) on a 33-acre site in Oklahoma City this month.  In addition, construction will soon commence on a new PDC in Budapest, Hungary, which will support DAF Truck’s ongoing expansion into Central and Eastern Europe.  “Upon completion of the Budapest facility, PACCAR will operate 13 parts distribution centers globally, each strategically located to provide daily aftermarket parts support to PACCAR’s growing base of dealers and customers,” said Rick Gorman, PACCAR vice president and PACCAR Parts general manager.  “PACCAR Parts has more than tripled its sales since 1996, reaching almost $2 billion in 2006.  These capital investments will enable the business to continue its strong growth.”

DAF will complete construction of a 76,000-square-foot engine test and research facility in Eindhoven in June 2007.  “The twenty test cells in the development center will be the most technologically advanced in the world and will be instrumental in the design of new global PACCAR engines,” said Aad Goudriaan, DAF Trucks president.

Growth in Asian Markets

PACCAR opened a new office in Shanghai, China, in April.  The office is focused on sourcing parts for worldwide manufacturing and aftermarket sales, as well as the sale of PACCAR powertrain components to customers in Asia.  “The Shanghai office complements PACCAR’s existing sales office in Beijing, which has been providing excellent customer support for fifteen years,” said Tom Lundahl, vice president, purchasing.  “The rapid development of the highway network in China has begun generating demand for high-quality, reliable commercial vehicles.  The Shanghai office will enable PACCAR to increase its participation in this exciting and important market.”

Environmental Leadership

PACCAR is an environmental leader in its industry.  Over the last ten years, the company has eliminated 60 percent of its factory packaging material (34,000 tons per year) by investing in returnable containers, installing new logistics software and making capital investments in suppliers’ manufacturing operations.  ISO 14001 environmental certification is complete for PACCAR’s facilities in Europe and Canada.  “DAF, Peterbilt and Kenworth vehicles are manufactured with environmentally friendly materials so that 80 percent of the truck, by weight, is recyclable,” commented Dan Sobic, senior vice president.

PACCAR is also a leader in the development of fuel-efficient and hybrid vehicle technologies.  Recent initiatives include:

•                                Kenworth’s “Clean Power™” and Peterbilt’s “Comfort Class™” solutions will be available beginning in June 2007.  “These factory-installed climate-control systems provide heating and cooling, plus 110-volt ‘hotel-load’ power for up to ten hours without the need to operate the engine, thereby reducing emissions and improving fuel economy by eight percent,” said Bob Christensen, PACCAR vice president and Kenworth general manager.

•                                Kenworth, Peterbilt and DAF medium-duty trucks utilizing an advanced hybrid diesel-electric drive system that targets 30 percent fuel-efficiency improvement are scheduled to be available in 2008.

Financial Services Companies Achieve Excellent Quarterly Earnings

PACCAR Financial Services (PFS) has a portfolio of more than 160,000 trucks and trailers, with total assets of $10 billion.  PACCAR Leasing, a major full-service truck leasing company in North America with a fleet of over 28,000 vehicles, is included in this segment.  Record first quarter pretax income of $65.6 million was 20 percent higher than the $54.8 million earned in the first quarter of 2006.  First quarter revenues jumped 24 percent to $264 million compared to $212.5 million in the same quarter of 2006.

“PACCAR Financial Services profitably supports the sale of PACCAR trucks on three continents and in 17 countries with a comprehensive portfolio of finance, lease and insurance products,” said Ken Gangl, senior vice president.  “Record earning assets, excellent finance margins and innovative portfolio management technologies benefiting our customers are contributing to excellent financial results.  PFS is continuing to evaluate complementary growth opportunities that can benefit from our $10 billion asset foundation.”

“PACCAR Leasing continues to expand its business with the PacLease network at 281 franchised and company owned locations in Canada, United States and Mexico,” added Bob Southern, PACCAR Leasing president.  “There is tremendous opportunity for PacLease to expand into Europe, utilizing the comprehensive DAF dealer network as well as exploring acquisitions of private leasing companies in Europe.”

Global Truck Markets

“The European economy is enjoying a sustained period of economic growth,” shared Aad Goudriaan, PACCAR vice president and DAF president.  “Business confidence indicators are high and growth is increasing in Western and Central Europe.  As a result, industry truck sales in Europe above 15 tonnes continue to be strong and should be at least comparable to 2006 at 265,000-280,000 units.  DAF is increasing its production rates and is the commercial vehicle product quality and resale value leader in Europe.  In 2006, DAF increased its full-year market share to a record 14.5 percent.  DAF’s long-term goal is to achieve over 20 percent market share,” Goudriaan noted.

“The U.S. and Canadian truck markets have declined, as anticipated, due to the industry ‘prebuy’ in the second half of 2006.  Steady GDP growth has partially buoyed the regulation-induced market decline.  PACCAR is installing 2007 emission-compliant engines in 100 percent of its U.S. and Canadian vehicle production.  Our customers are reporting good operating results with the new engines and our production facilities have expanded their plant productivity leadership by being early adopters of the new technology,” explained Tom Plimpton, president.  “Kenworth and Peterbilt continue to achieve a strong share of industry orders due to their superior quality, reliability and resale value.  The company expects industry Class 8 retail sales to be 190,000 to 220,000 for 2007.”

Industry Awards and Recognition

BusinessWeek (BW) magazine recognized PACCAR as one of the 50 best performing companies in the S&P 500. PACCAR was ranked 10th on the list of the top performing companies in the S&P 500, and earned the highest ranking in the Industrials sector, based on BusinessWeek’s comprehensive performance matrix.  BW evaluated average return on capital and sales growth for the past three years and then compared companies with others in their sector.  “It is an honor for PACCAR to be recognized with other leading companies including Google, Nucor and Goldman Sachs,” said Mark Pigott.   “This is wonderful recognition for our dedicated employees around the world and reinforces PACCAR’s well-earned reputation as one of the premier global companies.”

In its April 16, 2007, edition, Forbes magazine recognized PACCAR as a “Global High Performer.”  Forbes reviewed 2,000 global companies and used a comprehensive set of performance criteria including long- and short-term return on equity, sales growth, net profit growth and return to shareholders to generate a list of 130 top-performing companies.  Forbes then selected the top performers in each industry and named PACCAR among the top five companies in the consumer durables segment, alongside Toyota, Honda and Harley-Davidson.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates.  It also provides financial services and information technology and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss first quarter earnings on April 24, 2007, at 8:00 a.m. Pacific time.  Interested parties may listen to the call by selecting “Live Webcast” at PACCAR’s homepage.  The Webcast will be available on a recorded basis through May 4, 2007.

PACCAR shares are traded on the Nasdaq Stock Market, symbol PCAR, and its homepage can be found at www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those included in these statements due to a variety of factors.  More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Parts opened its 12th distribution center in Oklahoma City, serving customers in the Southwestern United States.

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PACCAR Inc

SUMMARY INCOME STATEMENTS

(in millions except per share amounts)

Three Months Ended March 31	2007	2006
Truck and Other:
Net sales and revenues	$3,720.5	$3,639.2
Cost of sales and revenues	3,172.7	3,098.9
Selling, general and administrative	120.1	109.6
Interest and other (income) expense, net (a)	(22.4)	.4
Truck and Other Income Before Income Taxes	450.1	430.3
Financial Services:
Revenues	264.0	212.5
Interest and other	166.2	127.9
Selling, general and administrative	24.5	23.2
Provision for losses on receivables	7.7	6.6
Financial Services Income Before Income Taxes	65.6	54.8
Investment income	22.0	15.6
Total Income Before Income Taxes	537.7	500.7
Income taxes	172.1	158.7
Net Income	$365.6	$342.0

Net Income Per Share:
Basic	$1.47	$1.36
Diluted	$1.46	$1.35

Weighted Average Shares Outstanding:
Basic	248.6	252.3
Diluted	250.1	253.7
Dividends declared per share	$.20	$.17

(a)       Interest and other (income) expense, net for the three months ended March 31, 2007 includes a $21.7 ($14.7 after-tax) gain on sale of property.

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	March 31	December 31
	2007	2006
ASSETS
Truck and Other:
Cash and marketable debt securities	$2,345.9	$2,628.0
Trade and other receivables, net	811.1	665.0
Inventories	650.9	693.7
Property, plant and equipment, net	1,342.1	1,347.2
Equipment on operating leases and other	955.9	962.3
Financial Services Assets	10,003.8	9,811.2
	$16,109.7	$16,107.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck and Other:
Accounts payable, deferred revenues and other	$3,132.2	$3,101.7
Dividend payable		497.0
Long-term debt	20.3	20.2
Financial Services Liabilities	8,200.2	8,032.3
STOCKHOLDERS’ EQUITY	4,757.0	4,456.2
	$16,109.7	$16,107.4
Common Shares Outstanding	248.4	248.5

GEOGRAPHIC REVENUE DATA

Three Months Ended March 31	2007	2006
United States	$1,810.4	$1,974.6
Europe	1,391.4	1,115.2
Other	782.7	761.9
	$3,984.5	$3,851.7

PACCAR Inc

CONDENSED CASH FLOW STATEMENT

(in millions of dollars)

Three Months Ended March 31	2007	2006
OPERATING ACTIVITIES:
Net income	$365.6	$342.0
Depreciation and amortization:
Property, plant and equipment	44.3	37.0
Equipment on operating leases and other	73.7	63.2
Gain on sale of property	(21.7)
Net change in wholesale receivables on new trucks	(7.1)	(34.5)
Net change in sales-type finance leases and dealer direct loans on new trucks	26.6	13.9
All other operating activities	(68.6)	57.8
Net Cash Provided by Operating Activities	412.8	479.4

INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(39.5)	(43.4)
Acquisition of equipment for operating leases	(138.0)	(118.0)
Net change in financial services receivables	(149.0)	(120.7)
Net change in marketable securities	(194.5)	(173.4)
All other investing activities	56.5	38.8
Net Cash Used in Investing Activities	(464.5)	(416.7)

FINANCING ACTIVITIES:
Cash dividends paid	(546.7)	(380.8)
Purchase of treasury stock	(49.1)	(185.8)
Stock option transactions	21.2	14.3
Net change in financial services debt	142.1	167.2
Net Cash Used in Financing Activities	(432.5)	(385.1)
Effect of exchange rate changes on cash	6.9	13.7
Net Decrease in Cash and Cash Equivalents	(477.3)	(308.7)
Cash and cash equivalents at beginning of period	1,852.5	1,698.9
Cash and cash equivalents at end of period	$1,375.2	$1,390.2

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